Exhibit 99.1

Recro Pharma Submits New Drug Application for

IV Meloxicam 30mg

MALVERN, PA, July 31, 2017 – Recro Pharma, Inc. (Nasdaq:REPH), a revenue generating specialty pharmaceutical company focused on therapeutics for hospital and other acute care settings, today announced it has submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for its lead investigational product candidate intravenous (IV) meloxicam 30mg for the treatment of moderate to severe, acute postoperative pain.

The IV meloxicam 30mg NDA is supported by positive results from two pivotal Phase III clinical efficacy trials in patients following bunionectomy and abdominoplasty surgeries, a large double-blind Phase III safety trial and four Phase II clinical trials for the management of moderate to severe postoperative pain, among others. In the first Phase III efficacy trial, IV meloxicam 30mg achieved the primary endpoint of a statistically significant difference in Summed Pain Intensity Difference (SPID) over the first 48 hours (SPID48) compared to placebo in patients following bunionectomy surgery, a representative hard tissue model. In the second Phase III efficacy, trial IV meloxicam 30mg achieved the primary endpoint of a statistically significant difference in SPID over the first 24 hours (SPID24) compared to placebo in patients following abdominoplasty surgery, a representative soft tissue model. In the pivotal safety study, the largest Phase III double-blind, placebo-controlled non-opioid trial to evaluate the safety of an IV pain product candidate in a postoperative setting, IV meloxicam 30mg was well tolerated and demonstrated a solid safety and tolerability profile.

The FDA has a 60-day filing review period to determine whether the NDA is complete and acceptable for filing.

About IV/IM Meloxicam 30mg

Meloxicam is a long-acting, preferential COX-2 inhibitor that possesses analgesic, anti-inflammatory and antipyretic activities, which are believed to be related to the inhibition of cyclooxygenase (COX) and subsequent reduction in prostaglandin biosynthesis. IV meloxicam 30mg was designed using the NanoCrystal® platform, a technology that enables enhanced bioavailability of poorly water-soluble drug compounds. NanoCrystal® is a registered trademark of Alkermes Pharma Ireland Limited (APIL).

About Recro Pharma, Inc.

Recro is a specialty pharmaceutical company that operates through two business divisions, an Acute Care, hospital product division and a revenue-generating contract development and manufacturing, or CDMO division, located at the Company’s Gainesville facility. The Acute Care division is primarily focused on developing innovative products for hospital and other acute care settings. The Company’s lead product candidate is a proprietary injectable form of meloxicam, a long-acting preferential COX-2 inhibitor. IV meloxicam 30mg has successfully completed two pivotal Phase III clinical efficacy trials in patients following bunionectomy and abdominoplasty surgeries, a large double blind Phase III safety trial, four Phase II clinical trials for the management of moderate to severe post-operative pain, as well as other safety studies. As injectable meloxicam is in the non-opioid class of drugs, the Company believes it will overcome many of the issues associated with commonly prescribed opioid therapeutics, including respiratory depression, constipation, excessive nausea and vomiting, as well as having no addictive potential while maintaining meaningful analgesic effects for relief of pain. The Company’s CDMO division leverages its formulation expertise to develop and manufacture pharmaceutical products using its proprietary delivery technologies and other manufacturing services for commercial partners who commercialize or plan to commercialize these products. These collaborations can result in revenue streams including royalties, profit sharing, research and development and manufacturing fees, which support continued operations for its CDMO division and contribute non-dilutive funding for the development and pre-commercialization activities of its Acute Care division.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward looking statements reflect Recro’s expectations about its future performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Recro or its management, are intended to identify such forward-looking statements. These forward looking statements are based on information available to Recro as of the date of this press release and are subject to a number of risks, uncertainties, and other factors that could cause Recro’s performance to differ materially from those expressed in, or implied by, these forward looking statements. Recro assumes no obligation to update any such forward-looking statements. Factors that could cause Recro’s actual performance to materially differ from those expressed in the forward-looking statements set forth in this press release include, without limitation: results and timing of additional clinical trials of injectable meloxicam, the FDA’s acceptance of the Company’s new drug application for injectible meloxicam, the ability to obtain and maintain regulatory approval of injectable meloxicam and, and the labeling under any such approval, regulatory developments in the United States and foreign countries; the Company’s ability to achieve its financial goals, including financial guidance; the Company’s ability to raise future financing for continued development and the payment of milestones; the Company’s ability to pay its debt; customer product performance and ordering patterns, the performance of third-party suppliers and manufacturers; the Company’s ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection; and the successful commercialization of injectable meloxicam. In addition, the forward looking statements in this press release should be considered together with the risks and uncertainties that may affect Recro’s business and future results included in Recro’s filings with the Securities and Exchange Commission at www.sec.gov. Recro assumes no obligation to update any such forward looking statements.

CONTACT:

Investor Relations Contact:

Argot Partners

Susan Kim/Natalie Wildenradt

(212) 600-1902

susan@argotpartners.com

natalie@argotpartners.com

Recro Pharma, Inc.

Michael Celano

(484) 395-2413

mcelano@recropharma.com

Media Contact:

Argot Partners

Eliza Schleifstein

(973) 361-1546

eliza@argotpartners.com

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